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                                                                   Exhibit 99(n)

                             HEALTHWORLD CORPORATION

           SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 1, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Steven Girgenti and Stuart Diamond, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of common stock of Healthworld Corporation (the "Company") held of record by the undersigned on February 4, 2000 at the Special Meeting of Stockholders (the "Meeting") to be held at the offices of Rosenman & Colin LLP, 575 Madison Avenue, 11th Floor, New York, New York 10022, on March 1, 2000, at 9:00 A.M., local time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1. The approval and adoption of the Agreement and Plan of Merger, dated as of November 9, 1999, as amended on February 3, 2000, among Cordiant Communications Group plc, Healthworld Acquisition Corp., a wholly-owned subsidiary of Cordiant, and the Company, providing for the merger of Healthworld Acquisition Corp. with and into the Company. After the merger, the Company will be an indirect wholly-owned subsidiary of Cordiant. As a result of the merger, each share of the Company's common stock issued and outstanding at the time of the merger will be converted into the right to receive either Cordiant's American depositary shares or, at each of the Company's stockholders' election, Cordiant ordinary shares. The actual number of Cordiant ADSs or ordinary shares to be exchanged for common stock of the Company by Cordiant in the merger will be determined by a formula based upon the average of the price of Cordiant ordinary shares and the average of the U.S. dollar/British pound sterling exchange rate, both calculated during a specified period ending three days prior to the special meeting.

        / / FOR                / / AGAINST                 / / ABSTAIN

2. Upon such other business as may properly come before the Meeting or any adjournment thereof.


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      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO
DIRECTION IS INDICATED, THE PROXY WILL BE VOTED (I) FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 9, 1999, AS AMENDED ON FEBRUARY 3, 2000, AMONG CORDIANT COMMUNICATIONS GROUP PLC, HEALTHWORLD ACQUISITION CORP., AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF CORDIANT, AND THE COMPANY, PROVIDING FOR THE MERGER OF HEALTHWORLD ACQUISITION CORP. WITH AND INTO THE COMPANY, AND (II) IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS VOTING THE PROXIES ON ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE MEETING.

      The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on March 1, 2000 and the Proxy Statement, dated February 7, 2000, prior to the signing of this proxy.


                                    Dated: _________________________________
                                    _______________________________(L.S.)
                                    _______________________________(L.S.)
                                    _______________________________(L.S.)
                                    Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States. PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.